EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Strategic Series of our reports dated July 13, 2023, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Fund’s Annual Reports on Form N-CSR for the periods indicated within Appendix A. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Its Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 21, 2023

Appendix A

Fund	Period
John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio	June 1, 2022 – May 31, 2023
John Hancock Managed Account Shares Non-Investment-Grade Corporate Bond Portfolio	June 1, 2022 – May 31, 2023
John Hancock Managed Account Shares Securitized Debt Portfolio	June 1, 2022 – May 31, 2023
John Hancock Managed Account Shares Non-Investment-Grade Municipal Bond Portfolio	February 8, 2023 – May 31, 2023

2